UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2023

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Appointment of Chief Operating Officer

On August 3, 2023, the board of directors (the “Board”) of Xilio Therapeutics, Inc. (the “Company”) promoted Christopher Frankenfield, the Company’s Chief Legal and Administrative Officer, to the position of Chief Operating Officer, effective immediately.

Mr. Frankenfield, age 41, has served as the Company’s Chief Legal and Administrative Officer since August 2022 and previously served as the Company’s General Counsel from March 2021 to August 2022. Prior to that, Mr. Frankenfield served as Vice President of Corporate Legal Affairs at Blueprint Medicines Corporation (“Blueprint”) from July 2019 to March 2021, as Senior Corporate Counsel from July 2017 to July 2019 and Corporate Counsel from August 2015 to July 2017. While at Blueprint, Mr. Frankenfield was responsible for a range of corporate legal activities, including public company reporting, capital markets strategy and follow-on equity offerings, collaborations and partnerships, and supporting commercial product launches. Prior to joining Blueprint, Mr. Frankenfield was a senior associate at Wilmer Cutler Pickering Hale and Dorr LLP, where his practice focused on strategic transactions, capital markets, public company reporting and corporate governance matters. He received his B.A. in economics from the College of William & Mary and his J.D. from the University of Virginia School of Law.

In connection with Mr. Frankenfield’s promotion, on August 3, 2023, the Company and Mr. Frankenfield entered into an amended and restated employment agreement pursuant to which Mr. Frankenfield will receive an annualized base salary of $500,000 and his target annual incentive compensation will be 50% of his annualized base salary. In addition, Mr. Frankenfield was granted an option to purchase 150,000 shares of the Company’s common stock, which options shall vest and become exercisable over four years in equal monthly installments beginning on the one-month anniversary of the grant date, subject to Mr. Frankenfield’s continued service through each applicable vesting date.

The foregoing description of the amended and restated employment agreement with Mr. Frankenfield is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

(e)

The information contained in Item 5.02(c) of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Second Amended and Restated Employment Agreement, dated August 3, 2023, by and between the Company and Christopher Frankenfield
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

# Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: August 3, 2023	By:	/s/ René Russo
René Russo
Chief Executive Officer